EXHIBIT 23.1

CONSENT OF ATTORNEYS

Reference is made to the Post-Effective Registration Statement of CEL-SCI Corporation on Form S-1 whereby selling shareholders propose to sell up to 1,079,483 shares of the Company’s common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be sold.

Very truly yours,

HART & HART, LLC

	By:	/s/ William T. Hart
William T. Hart

Denver, Colorado
July 1, 2022

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